101 Parklane Blvd., Suite 201
Sugar Land, TX 77478-5521

June 19, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Resort Savers, Inc.

Commissioners:
We have read the statements made by Resort Savers Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Resort Savers Inc. dated June 19, 2015.  We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

RBSM LLP
Sugar Land, Texas